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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney World Funds, Inc. - International All Cap Growth Portfolio (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                   Chief Financial Officer
Smith Barney World Funds, Inc. -          Smith Barney World Funds, Inc. -
International All Cap Growth Portfolio    International All Cap Growth Portfolio

/s/ R. Jay Gerken                         /s/ Richard L. Peteka
---------------------------               ---------------------------
R. Jay Gerken                             Richard L. Peteka
Date:  December 29, 2003                  Date: December 29, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.